UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2024

INTERNATIONAL MONEY EXPRESS, INC.
(Exact name of registrant as specified in charter)

Delaware	001-37986	47-4219082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9100 South Dadeland Blvd., Suite 1100, Miami, Florida	33156
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 671-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock ($0.0001 par value)	IMXI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.
On August 29, 2024, International Money Express, Inc. (the “Company”), along with certain of its domestic subsidiaries as borrowers and guarantors from time-to-time party thereto, entered into a Second Amended and Restated Credit Agreement (the “Second A&R Credit Agreement”) with KeyBank National Association as administrative agent and L/C issuer, and the lenders from time to time party thereto, which amended and restated in its entirety that certain Amended and Restated Credit Agreement, dated June 24, 2021, as amended (the “Prior Credit Agreement”).

The Second A&R Credit Agreement provides for a new $425,000,000 million, multi-currency, revolving credit facility and an uncommitted incremental facility, which may be utilized for additional term and revolving loans of up to $100,000,000. The Second A&R Credit Agreement also provides for the issuance of letters of credit, which would reduce availability under the revolving credit facility. The maturity date of the Second A&R Credit Agreement is August 29, 2029. A portion of the initial borrowings under the new revolving credit facility were used to repay in full the remaining outstanding balance of the Company’s term loan under the Prior Credit Agreement and to pay the costs associated with establishing the new revolving credit facility. Borrowings under the Second A&R Credit Agreement are available for general corporate purposes to support the Company’s growth, as well as to fund share repurchases.

At the election of the Company, interest on the revolving loans denominated in U.S. Dollars is determined by reference to either (i) the secured overnight financing rate (“SOFR”), (ii) the daily simple SOFR or (iii) a defined “base rate,” in each case, plus an applicable margin ranging from 1.75% to 2.25% for SOFR rate loans and from 0.75% to 1.25% for base rate loans based upon the Company’s consolidated leverage ratio, as so calculated pursuant to the terms of the Second A&R Credit Agreement. Interest on revolving loans denominated in Euros or Pounds Sterling is determined by reference to the Euro Interbank Offered Rate (“EURIBOR”) or Sterling Overnight Index Average (“SONIA”), in each case, plus an applicable margin ranging from 1.75% to 2.25% based upon the Company’s consolidated leverage ratio, as so calculated.
The revolving loans may be borrowed, repaid, and reborrowed from time to time in accordance with the terms and conditions of the Second A&R Credit Agreement. Interest is payable quarterly for base rate loans, daily simple SOFR loans, and daily simple SONIA loans, and on the expiration of the applicable interest period for term SOFR loans and EURIBOR loans. The Company also pays an annual commitment fee up to 0.30% of the actual daily amount by which the maximum availability under the revolving credit facility exceeds the sum of the outstanding amount of revolving credit loans.

The Second A&R Credit Agreement also provides the Company with increased flexibility to make certain restricted payments, including the repurchase shares of its common stock, without limitation so long as the Company’s consolidated leverage ratio, as of the then most recently completed four fiscal quarters, after giving pro forma effect to such restricted payments, is 2.50 to 1.00 or less. In addition, the Company may make restricted payments that do not exceed in the aggregate during any fiscal year the greater of (i) $30.3 million and (ii) 25% of Consolidated EBITDA (as defined in the Second A&R Credit Agreement) for the then most recently completed four fiscal quarters of the Company.
The Second A&R Credit Agreement also contains customary covenants that limit the ability of the Company and its subsidiaries to, among other things, grant liens, incur additional indebtedness, make acquisitions or investments, dispose of certain assets, issue dividends and distributions (other than to the Company and certain of its subsidiaries), change the nature of their businesses, enter into certain transactions with affiliates, or amend the terms of material indebtedness, in each case subject to certain thresholds and exceptions.

Under the Second A&R Credit Agreement, the Company is required to maintain a quarterly minimum interest coverage ratio of 3.00:1.00 and a quarterly maximum consolidated leverage ratio of 3.50x with a step-up to 3.75x in the quarter during which the Company completes a material acquisition, in each case, as computed in accordance with the terms of the Second A&R Credit Agreement.

The foregoing description of the Second A&R Credit Agreement is qualified in its entirety by reference to the Second A&R Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The borrowers’ obligations under the Second A&R Credit Agreement are guaranteed by the Company and certain domestic subsidiaries of the Company, and are secured by liens on substantially all of the assets of such parties, subject to certain exclusions and limitations.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1*
Second Amended and Restated Credit Agreement, dated as of August 29, 2024, by and among International Money Express, Inc., as Holdings, Intermex Wire Transfer, LLC, as Borrower, Intermex Wire Transfer II, LLC, Intermex Wire Transfer Corp., and Envios de Valores La Nacional Corp, each a Guarantor (collectively the “Loan Parties”); and the Lenders, as defined in the Second A&R Credit Agreement, from time to time party thereto, and KeyBank National Association, as Administrative Agent and L/C Issuer.

104*	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL MONEY EXPRESS, INC.

Dated: August 29, 2024	By:	/s/ Andras Bende
	Name:	Andras Bende
	Title:	Chief Financial Officer